Exhibit 23.2

LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

Shareholders and Board of Directors

STERIS plc

We are aware of the incorporation by reference in the Registration Statement on Form S-4 filed pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933 of our review reports dated August 8, 2018, November 6, 2018, and February 11, 2019 relating to the unaudited consolidated interim financial statements of STERIS plc, a public limited company organized under the laws of England and Wales, that are included in its Forms 10-Q for the quarters ended June 30, 2018, September 30, 2018, and December 31, 2018, filed with the Securities and Exchange Commission, included in Amendment No.1 to the Registration Statement (Form S-4 No 333-228188) and related proxy statement/prospectus of STERIS plc (formerly known as STERIS Limited), a public limited company organized under the laws of Ireland, for the registration of its ordinary shares.

/s/ Ernst & Young LLP

Cleveland, Ohio

March 27, 2019